AMENDMENT NO. 7
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of September 24, 2012, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Counselor Series Trust (Invesco Counselor Series Trust), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to change the names of Invesco Structured Core Fund to Invesco U.S. Quantitative Core Fund, Invesco Van Kampen American Franchise Fund to Invesco American Franchise Fund, Invesco Van Kampen Equity and Income Fund to Invesco Equity and Income Fund, Invesco Van Kampen Growth and Income Fund to Invesco Growth and Income Fund, Invesco Van Kampen Pennsylvania Tax Free Income Fund to Invesco Pennsylvania Tax Free Income Fund and Invesco Van Kampen Small Cap Growth Fund to Invesco Small Cap Discovery Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco California Tax-Free Income Fund
Invesco Core Plus Bond Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco Floating Rate Fund
Invesco S&P 500 Index Fund
Invesco Global Real Estate Income Fund
Invesco U.S. Quantitative Core Fund
Invesco American Franchise Fund
Invesco Equity and Income Fund
Invesco Growth and Income Fund
Invesco Pennsylvania Tax Free Income Fund
Invesco Small Cap Growth Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Eric Adelson

Name:	Eric Adelson

Title:	Senior Vice President

By:	/s/ David C. Warren

Name:	David C. Warren

Title:	EVP & CFO

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ C. Puschmann /s/ J. Langewand

Name:	C. Puschmann J. Langewand

Title:	Managing Director Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ GJ Proudfoot

Name:	GJ Proudfoot

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa

Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nick Burrell /s/ Mark Yesberg

Name:	Nick Burrell Mark Yesberg

Title:	Company Secretary Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Gracie Liu	/s/ Fanny Lee

Name:	Gracie Liu	Fanny Lee

Title:	Director	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor

Title:	Secretary